UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

9635 Granite Ridge Drive, Suite 100 San Diego, California (Address of principal executive offices)	92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in such filings, the words "anticipate,” "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to us or our management identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to our industry, our operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCALYEAR.

On April 9, 2015, Aethlon Medical, Inc. (“we”) filed a Certificate of Correction with the Secretary of State of the State of Nevada to provide that the 1-for-50 reverse stock split of both our authorized and our issued and outstanding common stock, which we previously reported on our Current Report on Form 8-K filed April 7, 2015, will become effective on April 14, 2015. We had previously disclosed on the referenced Current Report on Form 8-K that we had filed a Certificate of Change and a Certificate of Correction on April 1, 2015 and April 7, 2015, respectively, with the Secretary of State of the State of Nevada for the purpose of effecting the reverse stock split. Today, the effective date of the reverse stock split, our total authorized shares of common stock were reduced from 500,000,000 shares to 10,000,000 shares, and each 50 shares of our issued and outstanding common stock held by our stockholders were combined into one share of our common stock. We did not issue any fractional shares as a result of the reverse stock split. If the reverse stock split would have resulted in the issuance of a fractional share to any stockholder, we issued one whole share to such stockholder in lieu of the fractional share. The reverse stock split was approved by our Board of Directors. Pursuant to Nevada law, the approval of the stockholders was not required to effect this reverse stock split.

The foregoing description of the Certificate of Correction does not purport to be complete and is qualified in its entirety by the document filed as Exhibit 3.1 hereto.

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ITEM 8.01	OTHER EVENTS.

On April 14, 2015, we issued a press release announcing that the reverse stock split is effective today, and that our common stock will begin trading on a split-adjusted basis when the market opens today. Our common stock is quoted on the OTCQB Marketplace and will trade on a split-adjusted basis under the temporary symbol “AEMDD,” with the “D” appended to signify that the reverse stock split has occurred. The trading symbol will revert to “AEMD” after approximately 20 trading days.

The reverse stock split reduced our outstanding common stock from approximately 332,000,000 shares to approximately 6,700,000 shares. As noted above, our authorized shares were reduced proportionately from 500,000,000 shares to 10,000,000 shares. Proportional adjustments also will be made to the terms and exercise prices of outstanding options and warrants and to the conversion terms of our outstanding convertible notes. The par value of our common stock will remain at $0.001 per share after the reverse stock split. The new CUSIP number for our common stock following the reverse stock split is 00808Y208.

Stockholders who have existing stock certificates will receive written instructions by mail from our transfer agent to exchange their shares of common stock. Stockholders who hold their shares in brokerage accounts or "street name" are not required to take any action to effect the exchange of their shares of common stock. Such stockholders will be contacted by their brokers with instructions.

A copy of our press release is filed as Exhibit 99.1 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) EXHIBITS

EXHIBIT NO.	DESCRIPTION

3.1	Certificate of Correction filed April 9, 2015

99.1	Press Release dated April 14, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James B. Frakes
James B. Frakes
Dated: April 14, 2015	Chief Financial Officer

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